CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of

  Putnam Tax Exempt Income Fund
  Putnam Intermediate Tax Exempt Fund

We consent to the incorporation by reference in the Registration Statement of Putnam Tax Exempt Income Fund on Form N-14 (File No. 2-57165) of our report dated November 13, 1995, on our audit of the financial statements and financial highlights of Putnam Tax Exempt Income Fund, which report is included in the Annual Report to Shareholders, for the fiscal year ended September 30, 1995, and our report dated November 10, 1995, on our audit of the financial statements and financial highlights of Putnam Intermediate Tax Exempt Fund (File No. 33-52661), which report is included in the Annual Report to Shareholders, for the fiscal year ended September 30, 1995, which are incorporated by reference in the Registration Statement.

We also consent to the reference to our firm under the caption
"Independent Accountants and Financial Statements" in the
Statement of Additional Information.


                                   COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
January 25, 1996